UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 _______________________________ FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2009

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction		Identification No.)
of Incorporation)

968 Albany-Shaker Road, Latham, New York		12110
(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

Under the Certificate of Designations setting forth the terms of the Plug Power Inc. (the "Company") Class B Capital Stock, Smart Hydrogen Inc. ("Smart Hydrogen"), as the sole holder of the Company's Class B Capital Stock, was entitled to appoint up to four of the Company's directors. On December 20, 2008, Smart Hydrogen transferred all 395,000 shares of the Class B Capital Stock and 5,126,939 shares of the Company's Common Stock to OJSC (Third Generation Company of the Wholesale Electricity Market) ("OGK-3"). Pursuant to the terms of the Company's Certificate of Designations, such transfer caused the shares of Class B Capital Stock to automatically convert into 39,500,000 shares of the Company's Common Stock and terminated all of the rights and obligations attached to the Class B Capital Stock, including the right to appoint directors and voting support obligations under the Investor Rights Agreement dated as of June 29, 2006, as amended (the "Investor Rights Agreement").

Accordingly, Michael McGuire tendered his resignation, effective January 19, 2009, as a member of the Board of Directors of Plug Power Inc. (the "Company"), and each of Dennis V. Pivnyuk, Andrew Dimitri and Joel D. Gross tendered his resignation, effective January 20, 2009, as a member of the Board of Directors of the Company.

None of Messrs. Dimitri, Gross, McGuire or Pivnyuk has disagreements with the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: January 23, 2009 By: /s/ Andrew Marsh Andrew Marsh Chief Executive Officer